CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS




Financial Services Acquisition Corporation
New York, New York



We hereby consent to the inclusion in the Prospectus of Financial Services Acquisition Corporation constituting part of the Registration Statement on Form S-4 of our report dated March 8, 1996 relating to the financial statements of Financial Services Acquisition Corporation for the periods ended December 31, 1995 and 1994.


We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" in such Prospectus and related Registration Statement.



                                          /s/ BDO Seidman, LLP
                                          -------------------------------



New York, New York
June  20, 1996